Amendment #1
Dated and Effective: January 1, 2018
To the
SHARED SERVICES AGREEMENT
By and between
FIRST SOUTHERN NATIONAL BANK
And
UTG, INC.
Dated
 January 1, 2017

      Purpose: To amend and replace Item 1-Services of above said agreement in its entirety.
1.
Services. During the term of this Agreement, the parties hereby agree to share personnel and the employee costs of certain groups of employees of both entities.  The initial Shared Services of the two entities shall be as follows:

	UTG percentage	FSNB percentage
Accounting	50%	50%
Information Technology	50%	50%
Human Resources	*	*
Investments	50%	50%
CLG	**	**
Leadership	**	**

*Human Resources shall be allocated based on the percentage of the number of individuals on the payroll system for each entity to the total of both entities.

**See attached allocations per Exhibit A.

The Shared Services of each entity shall include the base pay, bonuses paid, payroll related taxes and costs of employee benefits provided for each individual covered.

Allocated costs shall first be reduced for reimbursements, if any, received from other entities or third parties.

Additional employees or groups of employees may be added as shared services upon mutual agreement of both parties and attached hereto as an addendum to this Agreement.

Corporate performance based bonuses or awards are specifically excluded from this formula and sharing arrangement.  Such bonuses or awards shall be borne entirely by the individual entity and determined exclusively by the management of each entity.  Individuals covered under this agreement may receive such corporate performance based bonuses from either or both entities.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the date first above written.
UTG, Inc.	First Southern National Bank
By: /s/ James P. Rousey	By: /s/ Tommy Roberts
James P. Rousey	Tommy Roberts
President	CEO

Attest:	Attest:
/s/ Theodore C. Miller	/s/ Theodore C. Miller
Theodore C. Miller	Theodore C. Miller
Secretary	Secretary

Shared Services Agreement FSNB/UTG Exhibit A

CLG
Name	FSNB %	UTG %
Joe Hafley	80%	20%
Shay Pendygraft	20%	80%
Leah Baker	20%	80%

Leadership
Name	FSNB %	UTG %
Jess Correll	25%	75%
Doug Ditto	25%	75%
Cynthia Woodcock	25%	75%
Mason McFarland	50%	50%
Jim Rousey	50%	50%
Candice Smith	50%	50%
Suzanne Short	50%	50%
Sara Downey	50%	50%
Kayla Grubbs	50%	50%